Exhibit 99.1

Neonode Reports First Quarter Ended March 31, 2015 Financial Results

STOCKHOLM, SWEDEN – May 6, 2015 – Neonode Inc. (NASDAQ: NEON), the optical touch technology company, today reported financial results for the first quarter ended March 31, 2015.

Recent Highlights:

●	Revenues increased 123% compared to Q1 2014
●	At Auto Shanghai 2015 exhibition several global automotive OEM’s presented new models that include zForce CORE touch for the in-car infotainment system
●	Signed license agreement with a Harman International Industries Inc. a world leader providing audio, visual and infotainment systems to the automotive market
●	6 automotive OEMs, including GM, Suzuki and Volvo are in production using zForce CORE touch technology for the in-car infotainment system
●	Expanded our presence in Taiwan to managing the growing PC market opportunities

“We are extremely excited to see the large representation of vehicles announced at the recent Auto Shanghai 2015 exhibition using our technology for their infotainment systems. There are now 6 automotive OEM’s in production with our touch technology. In addition, we received our first license fee revenue from customers in this expanding market in the first quarter 2015”, said Neonode CEO Thomas Eriksson.

“I’m also very happy to announce that we recently signed a license agreement with Harman International Industries Inc., one of the largest suppliers of infotainment systems to the automotive industry. This together with our agreements with Autoliv, Alpine and other Tier 1 customers further strengthen our position as the preferred touch solution provider for this market”, continued Mr. Eriksson.

“We see a large opportunity for our technology in applications such as notebooks, monitors and all-in-one computing devices where we believe we have a clear technology and cost advantage. We have therefore expanded our presence and commitment in Taiwan to better serve and support our PC customers”, concluded Mr. Eriksson.

Financial Results for the quarter ended March 31, 2015

Net revenues for the three months ended March 31, 2015 were $2.3 million, compared to net revenues for the three months ended March 31, 2014 of $1.0 million. Our net revenues for the three months ended March 31, 2015 included $1.8 million and $0.9 million from technology license fees and $0.5 million and $0.1 million, respectively, in non-recurring engineering services (“NRE”) related to our touch solutions for customers.

The increase of 123% in net revenues is mainly due to license fee revenues from new product shipments of printers with HP, eReaders with Amazon and Infotainment systems with various automotive customers. This is further enhanced with NRE revenues related to completion of customer projects for printer and automotive projects.

As of March 31, 2015, we had thirty-six technology license agreements with global OEMs and ODMs. During the three months ended March 31, 2015, we had sixteen customers using our touch technology in products that were being shipped to customers.

Through a joint development and cooperation agreement, Neonode and Autoliv will develop a new Human Machine Interface ("HMI") sensing product for vehicle steering wheel applications. Neonode will license its zForce DRIVE technology to Autoliv as part of the agreement. Autoliv will pay an initial $1.5 million to Neonode under the agreement with an additional $1.5 million in three staggered payments subject to and after achievement of project milestones during a 12 month period. The payments will be initially recorded as deferred revenue to be amortized to revenue during the 12 month development period, beginning in the second quarter 2015. The additional $1.5 million will be recognized as project milestones are completed.

1

Gross margin was $1.9 million and $0.9 million for the three months ended March 31, 2015 and 2014, respectively. Our cost of revenues includes the direct cost of production of certain customer prototypes, costs of company employed engineering personnel and engineering consultants to complete the engineering design contract. Our gross margin increased in the three months ended March 31, 2015 compared to the same period in 2014 due to the increase in our license revenues. The gross margin related to our license fees is 100%. As license fees as a percentage of our total revenue increase our gross margin will increase.

Operating expenses decreased 18% to $4.0 million for the quarter ended March 31, 2015 compared to $4.9 million for the same period last year. The 18% decrease is due to several factors including lower legal expense related to patent filings and corporate/SEC-compliance, lower non-cash stock option expenses and non-recurring restructuring expenses which is enhanced by a favorable exchange rate development between USD and SEK.

As a result of the factors discussed above, we recorded a net loss of $2.1 million, or $(0.05) loss per share, for the quarter ended March 31, 2015 compared to a net loss of $4.0 million, or $(0.11) loss per share for the quarter ended March 31, 2014.

Cash and accounts receivable totaled $6.5 million at March 31, 2015 compared to $7.2 million at December 31, 2014. Common shares on a fully diluted basis totaled 46.1 million on March 31, 2015.

Conference Call Information

The Company will host a conference call Wednesday May 6, 2015 at 10AM Eastern Daylight Time (EDT) featuring remarks by, and Q&A with, Thomas Eriksson, CEO, Lars Lindqvist, CFO and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: #27510453. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click: http://event.on24.com/r.htm?e=981237&s=1&k=69D1052899C0FF46E5C10D0A16F40171

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion – 5/6/2015 (13:00PM EDT) to 6/6/2015 (23:59PM EDT). To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID #27510453.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses the next generation of MultiSensing® touch technologies, allowing companies to differentiate themselves by making high performing touch and proximity sensing solutions at a competitive cost. Neonode is at the forefront of providing unparalleled user experiences that offer significant advantages for OEM's. This includes state-of-the-art technology features such as low latency pen or brush sensing with high speed scanning, proximity-, pressure-, and depth sensing capabilities and object-size measuring on any surface.

Neonode’s patented MultiSensing touch technology is developed for a wide range of devices like wearable’s, notebooks, all-in-one computers, monitors,  mobile phones, tablets and e-readers, toys and gaming consoles, printers and office equipment and automotive systems. NEONODE, the NEONODE Logo, ZFORCE and MULTISENSING are trademarks of Neonode Inc. registered in the United States and other countries. ZFORCE CORE, ZFORCE PLUS and ZFORCE DRIVE are trademarks of Neonode Inc. All other trademarks are the property of their respective owners. For more information please visit www.neonode.com.

2

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s Annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

© 2015, Neonode Inc. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

3

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31, 2015	December 31, 2014
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$4,453	$6,129
Accounts receivable, net	2,041	1,106
Projects in process	613	200
Prepaid expenses and other current assets	536	513
Total current assets	7,643	7,948
Property and equipment, net	554	654
Total assets	$8,197	$8,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$735	$566
Accrued expenses	1,143	935
Deferred revenues	4,146	3,403
Current portion of capital lease obligation	56	61
Total current liabilities	6,080	4,965
Capital lease obligation, net of current portion	319	367
Total liabilities	6,399	5,332

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at March 31, 2015 and December 31, 2014. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 per share over the shares of common stock)	--	--
Common stock, 70,000,000 shares authorized with par value $0.001 per share; 40,455,352 shares issued and outstanding at March 31, 2015 and December 31, 2014	40	40
Additional paid-in capital	169,608	169,010
Accumulated other comprehensive income	151	149
Accumulated deficit	(168,001)	(165,929)
Total stockholders' equity	1,798	3,270
Total liabilities and stockholders’ equity	$8,197	$8,602

4

NEONODE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2015	2014

Net revenues	$2,263	$1,014
Cost of revenues	338	166
Gross margin	1,925	848

Operating expenses:
Product research and development	1,579	1,784
Sales and marketing	850	1,042
General and administrative	1,562	2,029

Total operating expenses	3,991	4,855
Operating loss	(2,066)	(4,007)

Other expense
Other expense, net	4	-
Total other expense	4	-

Loss before provision for income taxes	(2,070)	(4,007)
Provision for income taxes	2	1
Net loss	$(2,072)	$(4,008)
Loss per common share:
Basic and diluted loss per share	$(0.05)	$(0.11)
Basic and diluted – weighted average number of common shares outstanding	40,455	37,941

5

NEONODE INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2015	2014

Net loss	$(2,072)	$(4,008)
Other comprehensive income (loss):
Foreign currency translation adjustments	2	35
Total comprehensive loss	$(2,070)	$(3,973)

6

NEONODE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,072)	$(4,008)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	598	1,072
Depreciation and amortization	51	41
Changes in operating assets and liabilities:
Accounts receivable	(935)	314
Projects in process	(417)	(202)
Prepaid expenses and other current assets	(58)	(139)
Accounts payable and accrued expenses	502	228
Deferred revenues	746	48
Net cash used in operating activities	(1,585)	(2,646)

Cash flows from investing activities:
Purchase of property and equipment	(3)	(46)
Net cash used in investing activities	(3)	(46)

Cash flows from financing activities:

Proceeds from exercise of stock warrants	-	36
Principal payments on capital lease obligation	(14)	-
Net cash (used in) provided by financing activities	(14)	36

Effect of exchange rate changes on cash	(74)	33

Net decrease in cash	(1,676)	(2,623)
Cash at beginning of period	6,129	8,815
Cash at end of period	$4,453	$6,192

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2	$1
Cash paid for interest	$4	$-

7